EXECUTION VERSION

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED DEVELOPMENT
AND LICENSE AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED DEVELOPMENT AND LICENSE AGREEMENT dated February 26, 2019, with an effective date as of January 1, 2019 (the “Second Amendment Effective Date”), is by and between BioSpecifics Technologies Corp., a Delaware corporation (“BTC”), and Endo Global Ventures, a Bermuda unlimited liability company (“Endo”). BTC and Endo shall sometimes be referred to herein collectively as “Parties.”

RECITALS

WHEREAS, BTC and Auxilium Pharmaceuticals, Inc. (“Auxilium”) entered into a Second Amended and Restated Development and License Agreement dated August 31, 2011 (the “Agreement”);

WHEREAS, Auxilium assigned the Agreement to Auxilium Bermuda ULC (“Auxilium Bermuda”) on January 20, 2015;

WHEREAS, an affiliate of Endo International plc acquired Auxilium and Auxilium Bermuda on January 29, 2015, and Auxilium Bermuda changed its name to Endo Global Ventures;

WHEREAS, the Parties entered into the First Amendment to the Second Amended and Restated Development and License Agreement effective as of January 1, 2016.

WHEREAS, Endo now desires to assign the Agreement (the “Assignment”) to Endo Global Aesthetics Limited, an Irish private company limited by shares and an affiliate of Endo that is indirectly wholly-owned by Endo International plc in connection with the internal restructuring of Endo and certain of its subsidiaries (the “Reorganization”) and Endo desires to obtain BTC’s consent to such Assignment; and

WHEREAS, BTC now desires to obtain royalty reporting estimates from Endo in order to avoid material misstatements of its estimated royalty income from Endo

WHEREAS, the Parties now desire to provide the BTC consent to the Assignment and amend the Agreement to enhance the royalty reporting by Endo.

TERMS

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, BTC and Endo agree as follows:

1.

Consent to Assignment. BTC hereby (i) acknowledges and consents to the Assignment, (ii) acknowledges that the Assignment does not constitute a defaultunder, or breach of, the Agreement; (iii) waives any right (if any exists) to terminate the Agreement based on the Assignment; (iv) waives any right (if any exists) to any period of prior notice; (v) agrees not to exercise any other remedies based solely on such Assignment for purposes of the Agreement; (vi) confirms that no other notice or documentation is required under the Agreement in connection with the Assignment; and (vii) agrees that the Agreement will remain in full force and effect after the consummation of the Assignment. The acknowledgement, consent and waivers set forth above will only be effective for, and relate to, the Assignment specifically described herein relating to the Reorganization and will not be effective for or relate to any other transactions involving BTC. Notwithstanding the foregoing, Assignment to Endo Global Aesthetics Limited, Endo Designated Activity Company, an Irish designated activity company (“Endo DAC”) hereby guarantees to BTC Endo Global Aesthetics Limited’s performance of all obligations under the Agreement, provided however, that in the event of a transfer or sale of all or substantially all of the assets or business of Endo Global Aesthetics Limited to a third party not under the control of Endo International PLC, or in the event of a merger or consolidation of Endo Global Aesthetics Limited with a third party not under the control of Endo International PLC, Endo DAC will use commercially reasonable efforts to cause the guarantee to be replaced by a guarantee that is reasonably satisfactory to BTC made by the purchaser or successor of Endo Global Aesthetics Limited, following which Endo DAC and its affiliates shall be released in full from any and all liabilities arising from the foregoing guarantee.

2.	Royalty Reporting. Section 7.1(d) of the Agreement shall be amended and restated in its entirety as follows:

“With respect to Auxilium Territory, Auxilium shall report to BTC Net Sales of Products on a country-by-country basis and where such information is available, on an Indication-by-Indication basis. With respect to Partner Territory, Japan Territory and Partner II Territory, as the case may be, Auxilium shall use Commercially Reasonable Efforts to obtain Net Sales of Products on a country-by-country basis and where such information is available, on an Indication-by-Indication basis. Such reporting shall be made by Endo as follows: (1) in the case of royalties in respect of Net Sales of Product in the first, second and third calendar quarters, Endo will provide (a) gross estimated Xiaflex sales for the U.S. within fifteen (15) days after the last day of each such quarter, and for Canada, Sobi and Asahi within twenty (20) days after the last day of each such quarter; and (b) draft royalty reports within thirty-five (35) days and final reports within forty-five (45) days after the last day of each such quarter; and (2) in the case of royalties in respect of Net Sales of Product in thefourth calendar quarter, Endo will provide (a) gross estimated Xiaflex sales for the U.S. within fifteen (15) days after the last day of the fourth quarter, and for Canada, Sobi and Asahi within twenty (20) days after the last day of the end of the fourth quarter; and (b) draft royalty reports within sixty (60) days and final reports within seventy-five (75) days after the last day of the fourth quarter. Until otherwise publicly disclosed by Endo, BTC acknowledges that all information given or disclosed to BTC pursuant to this section 7.1(d) is Endo Confidential Information and shall be treated by BTC as confidential in accordance with Article 10 of this Agreement. For the avoidance of doubt, BTC agrees not to disclose any information it receives pursuant to this section 7.1(d) until after Endo has publicly disclosed such information and such disclosure is limited solely to disclosure required to enable BTC to comply with periodic public reporting requirements with the Securities and Exchange Commission (the “SEC”); provided, however, that BTC agrees to obtain prior written consent from Endo to such disclosure, which will not be reasonably withheld or delayed, if Endo has not publicly disclosed such information and BTC is required to make such a disclosure to comply with SEC periodic public reporting requirements; and provided, further, that such Endo consent shall be deemed to have been given if Endo fails to publicly disclose such information by the periodic reporting filing deadlines set by the SEC as applicable to Endo with respect to such information without an extension. To the extent available, such reports shall contain gross sales less any specifically allowable deductions on a line item by line item basis as provided under the defined term “Net Sales.””

3.

Amendment. Except to the extent amended hereby, the provisions of the Agreement shall remain unmodified, and the Agreement, as amended by this Amendment shall remain in full force and effect in accordance with its terms.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

5.	Counterparts. This Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date last written below.

BIOSPECIFICS TECHNOLOGIES CORP.

/s/ Ronald Law
Name: Ronald Law
Title: Senior Vice President-Business Development
Date: February 26, 2019

/s/ Carl Valenstein
Name: Carl Valenstein
Title: Corporate Secretary
Date: February 26, 2019

ENDO GLOBAL VENTURES

/s/ Marie-Therese Bolger
Name: Marie-Therese Bolger
Title: Secretary
Date: February 26, 2019

ACKNOWLEDGED AND AGREED WITH RESPECT TO THE GUARANTY AS OF THE DATE FIRST WRITTEN ABOVE:

ENDO DESIGNATED ACTIVITY COMPANY

/s/ Marie-Therese Bolger
Name: Marie-Therese Bolger
Title: Director
Date: February 26, 2019

[Signature Page to Second Amendment to BTC Agreement]